PHILADELPHIA CONSOLIDATED HOLDING CORP.
SECOND QUARTER RESULTS
JUNE 30, 2007
JULY 27, 2007 PRESS RELEASE
Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (NASDAQ: PHLY) today reported net income for the quarter ended June 30, 2007 increased 26.0% to $94.4 million ($1.27 diluted earnings per share and $1.34 basic earnings per share) from $74.9 million ($1.03 diluted earnings per share and $1.07 basic earnings per share) for the quarter ended June 30, 2006. After-tax net realized investment gains (losses) were $18.2 million of gains ($0.25 diluted earnings per share) for the quarter ended June 30, 2007 versus $(1.6) million of losses ($0.02 diluted loss per share) for the quarter ended June 30, 2006. Gross written premiums for the quarter ended June 30, 2007 increased 16.7% to $398.5 million from $341.4 million for the quarter ended June 30, 2006, and the combined ratio for the quarter ended June 30, 2007 was 74.2% versus 67.2% for the quarter ended June 30, 2006. The Company’s book value per share at June 30, 2007 increased 12.4% to $18.53 from $16.48 at December 31, 2006.
Financial results for the second quarter of 2007 included:
•	A $20.8 million pre-tax ($13.5 million after-tax, or $0.18 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.

•	$22.2 million of pre-tax ($14.4 million after-tax, or $0.19 diluted earnings per share) net realized investment gains resulting from the liquidation of one of the Company’s equity security portfolios following the Company’s decision to change one of its equity security investment managers.
Financial results for the second quarter of 2006 included:
•	A $35.7 million pre-tax ($23.2 million after-tax, or $0.32 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.

•	A $3.3 million pre-tax ($2.1 million after-tax or $0.03 diluted loss per share) charge for an assessment levied by the Florida Insurance Guaranty Association, Inc. (“FIGA”) on member insurers.
Net income for the six months ended June 30, 2007 increased 28.1% to $160.4 million ($2.16 diluted earnings per share and $2.28 basic earnings per share) compared to $125.2 million ($1.73 diluted earnings per share and $1.80 basic earnings per share) for the same period in 2006. After-tax net realized investment gains (losses) were $19.4 million of gains ($0.26 diluted earnings per share) for the six months ended June 30, 2007 versus $(1.8) million of losses ($0.02 diluted loss per share) for the six months ended June 30, 2006. Gross written premiums for the six months ended

Press Release
July 27, 2007

June 30, 2007 increased 18.4% to $792.6 million from $669.4 million for the six months ended June 30, 2006, and the combined ratio for the six months ended June 30, 2007 was 75.9% compared to 73.4% for the six months ended June 30, 2006.
Financial results for the six months ended June 30, 2007 included:
•	A $33.7 million pre-tax ($21.9 million after-tax, or $0.30 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.

•	$22.2 million of pre-tax ($14.4 million after-tax, or $0.19 diluted earnings per share) net realized investment gains resulting from the liquidation of one of the Company’s equity security portfolios following the Company’s decision to change one of its equity security investment managers.
Financial results for the six months ended June 30, 2006 included the impact of the benefit from the decrease in the loss and loss adjustment expenses, and the charge for the FIGA assessment as referred to above.
James J. Maguire, Jr., CEO, said: “In the wake of increasing competition, we continued to validate our differentiated business model during the quarter by producing superior underwriting results and double-digit gross written premium growth. New business for the quarter grew by approximately 30% over last year to $107 million, while renewal retention levels remained high at approximately 93% for our commercial business. During the quarter, non-recurring premium from discontinued products amounted to $3.5 million and production from new products contributed roughly $19 million. I thank our more than 1,300 professionals on executing at a high level, and I remain optimistic about our opportunities for continued profitable growth through the balance of the year.”
The Company will hold its quarterly conference call to discuss second quarter 2007 results today at 3:00 PM EDT. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 289-0544.

Press Release
July 27, 2007

Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xi) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, PHLY designs, markets, and underwrites commercial property/casualty, personal lines and professional liability insurance products incorporating value added coverages and services for select industries. The Company, whose commercial and personal lines subsidiaries are rated A+ (Superior), and A- (Excellent), respectively, by A.M. Best Company, is nationally recognized as a member of Ward’s Top 50 and Forbes’ Platinum 400 list of America’s Best Big Companies. The organization has 41 offices strategically located across the United States to provide superior local service.
CONTACT: Investor Relations: Joseph Barnholt, Assistant Vice President, +1-610-617-7626, jbarnholt@phlyins.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	June 30, 2007	December 31,
	(Unaudited)	2006
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,408,375 AND $2,136,231)	$2,367,228	$2,129,609
EQUITY SECURITIES AT MARKET (COST $313,353 AND $259,184)	358,231	304,033

TOTAL INVESTMENTS	2,725,459	2,433,642

CASH AND CASH EQUIVALENTS	102,101	108,671
ACCRUED INVESTMENT INCOME	22,255	20,083
PREMIUMS RECEIVABLE	337,817	346,836
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	275,664	272,798
DEFERRED INCOME TAXES	53,293	26,657
DEFERRED ACQUISITION COSTS	167,352	158,805
PROPERTY AND EQUIPMENT, NET	25,882	26,999
OTHER ASSETS	45,126	44,046

TOTAL ASSETS	$3,754,949	$3,438,537

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,383,452	$1,283,238
UNEARNED PREMIUMS	778,871	759,358

TOTAL POLICY LIABILITIES AND ACCRUALS	2,162,323	2,042,596
PREMIUMS PAYABLE	64,174	66,827
OTHER LIABILITIES	204,292	161,847

TOTAL LIABILITIES	2,430,789	2,271,270

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 71,457,574 AND 70,848,482 SHARES ISSUED AND OUTSTANDING	396,580	376,986
NOTES RECEIVABLE FROM SHAREHOLDERS	(17,733)	(17,074)
ACCUMULATED OTHER COMPREHENSIVE INCOME	2,425	24,848
RETAINED EARNINGS	942,888	782,507

TOTAL SHAREHOLDERS’ EQUITY	1,324,160	1,167,267

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,754,949	$3,438,537

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
REVENUE:
NET EARNED PREMIUMS	$337,315	$288,794	$656,033	$565,340
NET INVESTMENT INCOME	28,522	21,677	55,495	41,739
NET REALIZED INVESTMENT GAIN (LOSS)	28,064	(2,412)	29,821	(2,806)
OTHER INCOME	850	417	1,680	908

TOTAL REVENUE	394,751	308,476	743,029	605,181

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	172,234	95,603	332,753	257,627
NET REINSURANCE RECOVERIES	(23,645)	13,152	(33,659)	(5,207)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	148,589	108,755	299,094	252,420
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	101,746	85,337	198,650	162,354
OTHER OPERATING EXPENSES	2,981	2,948	6,136	5,280

TOTAL LOSSES AND EXPENSES	253,316	197,040	503,880	420,054

INCOME BEFORE INCOME TAXES	141,435	111,436	239,149	185,127

INCOME TAX EXPENSE (BENEFIT):
CURRENT	56,511	37,599	93,330	66,723
DEFERRED	(9,477)	(1,020)	(14,562)	(6,774)

TOTAL INCOME TAX EXPENSE	47,034	36,579	78,768	59,949

NET INCOME	$94,401	$74,857	$160,381	$125,178

PER AVERAGE SHARE DATA:
NET INCOME — BASIC	$1.34	$1.07	$2.28	$1.80

NET INCOME — DILUTED	$1.27	$1.03	$2.16	$1.73

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	70,361,554	69,775,336	70,255,758	69,577,653
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	3,835,617	2,721,730	3,966,198	2,915,528

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	74,197,171	72,497,066	74,221,956	72,493,181